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                                                                    Exhibit 10.5



$100,000.00                                                       August 7, 1998

                                PROMISSORY NOTE

     FOR VALUE RECEIVED, MICHAEL CARNEY ("Maker"), hereby promises to pay to the order of WOODS EQUIPMENT COMPANY, a Delaware corporation ("Payee"), at such place as Payee shall designate to Maker from time to time in writing, the principal sum of One Hundred Thousand and no/100 Dollars ($100,000), on the terms and conditions set forth herein. This Promissory Note shall bear interest (computed on the basis of a 360-day year, counting the number of actual days elapsed) on the principal balance outstanding from time to time from the date hereof at the rate of eight (8%) percent per annum.

     The principal balance of this Promissory Note and all accrued and unpaid interest shall be paid on fifth anniversary of the date hereof.

     Without affecting the liability of any maker, endorser, surety or guarantor, Payee may, without notice, grant renewals or extensions, accept partial payments, or agree not to sue any party liable on this Promissory Note.

     Whenever possible, each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited by or invalid under such law, such provision shall be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Promissory Note.

     This Promissory Note shall be binding upon Maker and its successors and assigns, and shall inure to the benefit of Payee and its successors and assigns. Maker's rights, obligations and interests in and under this Promissory Note may be assigned, sold, transferred or conveyed with the prior written consent of Payee, which consent shall not unreasonably be withheld.

     This Promissory Note and the rights of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has duly executed this Note on the date first set forth above.


                                               MICHAEL CARNEY

                                               /s/ Michael Carney
                                               ------------------


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                             Note to Exhibit 10.5


     In accordance with Instruction 2 to Item 601 of Regulation S-K, the Registrants have filed a single copy of the Promissory Note. The Registrants have omitted filing Promissory Notes for the following executive officers, which are identical to the filed Promissory Notes except as otherwise noted:

                                          Principal
          Name                              Amount                   Due Date
          ----                           ---------                   --------
Steven M. Vandemore                      $ 78,000                 April 15, 2000
David Stephen Crider                     $285,000                 August 7, 1999